Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4:   JW Asset Management, LLC

Date of Earliest Transaction Required to be Reported:  December 4, 2024

Issuer Name and Ticker Symbol:   Establishment Labs Holdings Inc. (ESTA)

Names:	JW Asset Management, LLC, JW Partners, LP, JW Opportunities Fund, LLC, JW GP, LLC and Jason G. Wild.

Address:	JW Asset Management, LLC
1051 N. Venetian Drive
Miami Beach, FL 33139

Signatures:

The undersigned, JW Partners, LP, JW Opportunities Fund, LLC, JW GP, LLC and Jason G. Wild, are jointly filing the attached Statement of Ownership of Securities on Form 4 with JW Asset Management, LLC with respect to the beneficial ownership of securities of Establishment Labs Holdings Inc.

JW ASSET MANAGEMENT, LLC By: Jason G. Wild, its Managing Member /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact

JW PARTNERS, LP By: JW GP, LLC, its General Partner /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact

JW opportunities fund, lLC By: JW GP, LLC, its Manager /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact

JW GP, LLC By: Jason G. Wild, its Managing Member /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact

JASON G. WILD /s/ Jason Klarreich Jason Klarreich, Attorney-in-Fact